UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-27836	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park
POB 455
Carmiel, Israel 20100

(Address of principal executive offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: +972-4-988-9488

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Agreement

On October 24, 2007, Protalix BioTherapeutics (the ‘‘Company’’) entered into an Underwriting Agreement (the ‘‘Underwriting Agreement’’) by and among UBS Securities LLC, as representative of the several underwriters named therein and the Company, pursuant to which the Company is offering to sell 10,000,000 shares of the Company’s common stock, par value $.001 per share (the ‘‘Common Stock’’), at a public offering price of $5.00 per share. The Company has granted a 30-day option to the underwriters to purchase up to 1,500,000 million additional shares of common stock to cover over-allotments, if any. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

The shares of Common Stock offered were registered for sale under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), by the Company’s Registration Statement on Form S-3, as amended (Registration No. 333-144801), which was initially filed on July 24, 2007 (the ‘‘Registration Statement’’), and the Company’s Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act filed on October 24, 2007 (the ‘‘462(b) Registration Statement’’). In connection with the offering, the Company filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act a preliminary prospectus supplement dated October 3, 2007 and a prospectus supplement dated October 24, 2007.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

1.1	Underwriting Agreement dated October 24, 2007, by and among the Company and UBS Securities LLC, as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: October 24, 2007	By:	/s/ Yossi Maimon
	Name:	Yossi Maimon
	Title:	Vice President and Chief Financial Officer